CONSENT OF INDEPENDENT AUDITORS


            We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-6131) and related Prospectus of Cover-All Technologies Inc. for the registration of 6,591,528 shares of its common stock of our report dated March 31, 1998, with respect to the 1997 consolidated financial statements and schedule of Cover-All Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.

            We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18243) pertaining to the 1982 Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 33-44270) pertaining to the 1991 Key Employee Stock Option Plan, the 1988 Non-Employee Director Stock Option Plan and certain Non-Qualified Stock Option Contracts, and in the related Prospectuses of Cover-All Technologies Inc. of our report dated March 31, 1998, with respect to the 1997 consolidated financial statements and schedule of Cover-All Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.





                                    MOORE STEPHENS, P. C.
                                    Certified Public Accountants.




Cranford, New Jersey
March 31, 1998